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                                                                    EXHIBIT 8(x)

                             SECOND AMENDMENT TO THE
                             PARTICIPATION AGREEMENT
                   AMONG BERGER INSTITUTIONAL PRODUCTS TRUST,
                                 BERGER LLC AND
                    CANADA LIFE INSURANCE COMPANY OF AMERICA

        This Second Amendment is dated as of the 11th day of October, 2001 by and among Berger Institutional Products Trust (the "Trust"), Berger LLC, a Nevada limited liability company ("Berger"), and Canada Life Insurance Company of America ("Insurance Company").

        WHEREAS, the parties entered into an agreement dated May 1, 1998, as amended (the "Agreement");

        WHEREAS, on September 30, 1999, Berger Associates, Inc. assigned its interests, rights, duties and obligations to Berger;

        WHEREAS, the parties desire to amend Schedules "A" and "B" of the Agreement to reflect certain changes to the schedules.

        NOW, THEREFORE, in consideration of the mutual promises contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

        Schedules A and B to the Agreement are deleted and replaced in their entireties with Schedules A and B attached hereto.

        The Agreement, as amended, shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written by their respective duly authorized officers.

Insurance Company:                                   Berger:

CANADA LIFE INSURANCE COMPANY                        BERGER LLC,
 OF AMERICA,                                         By its authorized officer,
By its authorized officer,


By:    /s/ Craig R. Edwards                   By:       /s/ Janice M. Teague
       --------------------                             --------------------
Name:  Craig R. Edwards                                 Name:  Janice M. Teague
Title: Secretary                                        Title: Vice President
Date:  October 11, 2001                                 Date:  October 11, 2001

Trust:

BERGER INSTITUTIONAL PRODUCTS TRUST
By its authorized officer,

By:    /s/ Janice M. Teague
       --------------------
Name:  Janice M. Teague
Title: Vice President
Date:  October 11, 2001

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                                   SCHEDULE A
                                    ACCOUNTS

NAME OF ACCOUNTS                              DATE OF RESOLUTION OF INSURANCE
                                              COMPANY'S BOARD WHICH ESTABLISHED
                                              THE ACCOUNT

Variable Annuity Account 1                    July 22, 1988

Variable Life Account 1                       July 22, 1988

                                       2
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                                   SCHEDULE B
                                   CONTRACTS

1.      Contract Form                         Varifund
                                              Varifund Plus


2.      Contract Form                         Canada Life VUL

                                       3